Exhibit 99.3

IROQUOIS GAS TRANSMISSION SYSTEM, L.P.
Consolidated Financial Statements
March 31, 2017 and 2016
(Unaudited)

Iroquois Gas Transmission System, L.P.
Consolidated Statements of Comprehensive Income

	(thousands of dollars)
(Unaudited) for the three month ended march 31	2017	2016
Operating Revenues	$53,320	$53,028
Operating Expenses:
Operation and maintenance	7,309	7,770
Depreciation and amortization	7,190	9,489
Taxes other than income taxes	6,904	6,942
Total Operating Expenses	21,403	24,201
Operating Income	31,917	28,827
Other Income / (Expenses):
Interest income	23	19
Allowance for equity funds used during construction	548	506
Other, net	(1,334)	0
Total Other Income / (Expenses)	(763)	525
Interest Expense:
Interest expense	4,915	5,005
Allowance for equity funds used during construction	(229)	(213)
Total Interest Expense	4,686	4,792
Net Income	$26,468	$24,560
Other comprehensive income – effects of retirement benefit plans	27	10
Comprehensive Income	$26,495	$24,570

The accompanying notes are an integral part of these financial statements.

Iroquois Gas Transmission System, L.P.
Consolidated Balance Sheets

	(thousands of dollars)
(Unaudited) Assets	March 31, 2017	December 31, 2016
Current Assets:
Cash and temporary cash investments	$101,060	$86,322
Accounts receivable – trade, net	18,092	18,836
Prepaid property taxes	10,796	10,470
Other current assets	4,402	3,703
Total Current Assets	$134,350	$119,331
Natural Gas Transmission Plant:
Natural gas plant in service	1,283,969	1,280,575
Construction work in progress	43,125	44,723
	1,327,094	1,325,298
Accumulated depreciation and amortization	(728,884)	(721,693)
Net Natural Gas Transmission Plant	598,210	603,605
Other Assets and Deferred Charges:
Other assets and deferred charges	7,879	7,805
Total Other Assets and Deferred Charges	7,879	7,805
Total Assets	$740,439	$730,741

The accompanying notes are an integral part of these financial statements.

Iroquois Gas Transmission System, L.P.
Consolidated Balance Sheets

	(thousands of dollars)
(Unaudited) Liabilities and Partners' Equity	March 31, 2017	December 31, 2016
Current Liabilities:
Accounts payable	$789	$2,615
Accrued interest	6,867	2,053
Current portion of long-term debt	5,500	5,500
Customer deposits	10,684	10,533
Other current liabilities	3,344	2,383
Total Current Liabilities	$27,184	$23,084
Long-Term Debt	329,000	329,000
Other Non-Current Liabilities:
Other non-current liabilities	8,395	6,792
Other Non-Current Liabilities	8,395	6,792
Commitments and Contingencies (Note 2)
Total Liabilities	364,579	358,876
Partners' Equity	375,860	371,865
Total Liabilities and Partners' Equity	$740,439	$730,741

The accompanying notes are an integral part of these financial statements.

Iroquois Gas Transmission System, L.P.
Consolidated Statements of Cash Flows

(Unaudited)	(thousands of dollars)

for the three months ended march 31	2017	2016

Cash Flows From Operating Activities:
Net Income	$26,468	$24,560
Adjusted for the following:
Depreciation and amortization	7,190	9,489
Allowance for equity funds used during construction	(548)	(506)
Other assets and deferred charges	(1,148)	(1,211)
Other non-current liabilities	2,704	(305)
Changes in working capital:
Accounts receivable	744	(60)
Prepaid property taxes	(326)	(266)
Other current assets	473	474
Accounts payable	(1,701)	472
Customer deposits	151	210
Accrued interest	4,814	4,894
Other current liabilities	(211)	(1,929)
Net Cash Provided by Operating Activities	38,610	35,822
Cash Flows From Investing Activities:
Capital expenditures	(1,372)	(2,134)
Net Cash Used For Investing Activities	(1,372)	(2,134)
Cash Flows From Financing Activities:
Partner distributions	(22,500)	(22,500)
Net Cash Used For Financing Activities	(22,500)	(22,500)
Net increase in Cash and Temporary Cash Investments	14,738	11,188
Cash and Temporary Cash Investments at Beginning of Year	86,322	77,192
Cash and Temporary Cash Investments at End of Period	$101,060	$88,380
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$4	$8
Accounts payable accruals for capital expenditures	$182	$318

The accompanying notes are an integral part of these financial statements.

Iroquois Gas Transmission System, L.P.Statement of Changes in Partners' Equity

(thousands of dollars)

(Unaudited)	Net Income	Distributions to Partners	Contributions by Partners	Accumulated Other Comprehensive Income/(Loss)	Total Partners' Equity
December 31, 2016
Balance	$1,502,244	$(1,406,544)	$279,381	$(3,216)	$371,865
Net Income	26,468	—0	—	—	26,468
Equity Distributions to Partners	—	(22,500)	—	—	(22,500
Other Comprehensive Income	—	—	—	27	27
March 31, 2017
Balance	$1,528,712	$(1,429,044)	$279,381	$(3,189)	$375,860

The accompanying notes are an integral part of these financial statements.

Notes To ConsolidatedFinancial Statements
     (UNAUDITED)

Note 1

Description of Partnership:

Iroquois Gas Transmission System, L.P., (the Partnership or Iroquois) is a Delaware limited partnership that owns and operates a natural gas transmission pipeline that extends from the Canada-United States border near Waddington, New York through the states of New York (NY) and Connecticut to South Commack, NY on Long Island and Hunts Point, NY in the Bronx. In accordance with the limited partnership agreement, the Partnership shall continue in existence until October 31, 2089, and from year to year thereafter, until the partners elect to dissolve the Partnership and terminate the limited partnership agreement.

As of March 31, 2017, the partners consist of TransCanada Iroquois Ltd. (TransCanada PipeLines) (29.0%), Iroquois GP Holding Company, LLC (Dominion Midstream) (25.93%), Dominion Iroquois, Inc. (Dominion Resources) (24.07%), TCPL Northeast Ltd. (TransCanada PipeLines) (21.0%). Iroquois Pipeline Operating Company, a wholly-owned subsidiary, is the administrative operator of the pipeline. IGTS, Inc. of Connecticut is an additional wholly owned subsidiary formed to hold title to certain Connecticut property interests.

Income and expenses are allocated to the partners and credited to their respective equity accounts in accordance with the partnership agreements and their respective percentage interests. Distributions to partners are made concurrently to all partners in proportion to their respective partnership interests. The Partnership made cash distributions to the partners of $22.5 million during the first quarter of 2017 and 2016, respectively.

Reclassifications:

Certain prior year amounts have been reclassified to conform with current year classifications.

Subsequent Events:

A Partner distribution in the amount of $22.5 million was approved April 27, 2017 and paid on May 1, 2017.

On June 1, 2017, TCPL Northeast Ltd. and TransCanada Iroquois Ltd sold its 21 percent and 28.34 percent interest in the Partnership, respectively, to its affiliate, TC Pipelines Intermediate Limited Partnership (TCILP) for a total 49.34 percent interest in the Partnership. TransCanada's Master Limited Partnership, TC PipeLines, LP is TCILP's parent.

Subsequent events have been assessed through June 30, 2017, which is the date the financial statements were issued, and management of the Partnership has concluded there were no events or transactions during this period that would require recognition or disclosure in the financial statements other than those already reflected.

Note 2

Commitments and Contingencies:

Wright Interconnect Project
In December of 2012, the Partnership entered into a Precedent Agreement (PA) with Constitution Pipeline (Constitution). The PA requires the Partnership to expand its current compression station located in Wright, New York. The expansion, which consists of adding two new compressor units in addition to new metering facilities, will enable the Partnership to accept up to 650,000 Dth/d of gas from the proposed Constitution pipeline and deliver this gas into either the Partnership's currently existing mainline or into the Tennessee Gas Pipeline. Pursuant to the PA, Constitution and the Partnership will enter into a capacity lease agreement in which Constitution leases the transmission capacity made available on the new compressor units. This lease agreement is for a period of fifteen years with an option for Constitution to extend the lease an additional five years. This project will require FERC and other regulatory approvals. On June 13, 2013, the Partnership and Constitution filed for FERC approval of the project.  On December 2, 2014, the Partnership received its 7(c) Certificate Order from FERC granting approval for the project, but the approval was conditioned on the Partnership obtaining all outstanding permits.  The Partnership continues to work with State and Local authorities to obtain all required permits.

On April 22, 2016, the New York State Department of Environmental Conservation (DEC) issued a denial to Constitution's application for a water quality certification under Section 401 of the Clean Water Act.  Constitution had applied for the 401 certificate in order to construct their 124 mile pipeline.  On May 16, 2016, Constitution filed an appeal of the denial to the Second Circuit Court of Appeals arguing that the DEC's denial was arbitrary and capricious.  Constitution's brief, in this appeal, was filed on July 12, 2016 and response briefs were filed on September 12, 2016.  Oral arguments were conducted on November 16, 2016.  An order in this case is not expected until the second quarter of 2017.

The Partnership is required to obtain a Title V Facility Permit (Permit), under the Clean Air Act, for the construction and operations of the WIP facilities.  On July 26, 2013, the Partnership filed a Permit application with the DEC, and the DEC subsequently published a Notice of Complete Application (NOCA) on December 24, 2014.  The DEC and the Environmental Protection Agency regulations implementing the Clean Air Act, state that final action on a Title V Permit must be taken within eighteen months of publishing the NOCA.  However, the DEC failed to submit the Permit to the Environmental Protection Agency on or before June 24, 2016, thus violating the eighteen month requirement of the Clean Air Act.  Therefore, the Partnership filed an appeal with the DC Circuit Court on July 13, 2016 regarding the DEC's failure to timely submit the Permit to the Environmental Protection Agency.  On October 6, 2016, the Partnership and the DEC executed and filed a Stipulation of Settlement and a Joint Motion to Hold Petition in Abeyance Pending Performance of Stipulation of Settlement.  Among other provisions, the Stipulation requires the DEC to submit the Permit to the Environmental Protection Agency in the event that Constitution prevails in its litigation with the DEC which litigation is described in the preceding paragraph. It is anticipated that, once the Permit is submitted to the EPA, final action on the Permit will be taken.

As of March 31, 2017 the Partnership has incurred approximately $42.1 million of expenditures primarily related to engineering and procurement of materials and has made approximately $2.4 million in additional project related commitments. Due to contractual agreements in place with a third party, the Partnership does not believe it is at financial risk for these expenditures.

A description of the Partnership's other regulatory and legal proceedings is contained in the Partnership's 2016 Consolidated Financial Statements.